CONSENT  OF  INDEPENDENT  AUDITORS



     I consent to the use in this Registration Statement on Form 10SB of Interactive Multimedia Networks, Inc., of my report dated August 11, 2000 appearing n the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.


By:  /s/  Mark  Cohen
       Mark  Cohen  C.P.A.


Hollywood,  Florida
August  17,  2000